American Boarding Company

Unaudited Pro Forma Balance Sheets

September 30, 2015

	American Boarding Company For the Year Ended	Microlin Bio, Inc. For the Year Ended	Pro Forma		Consolidated
	September 30, 2015	September 30, 2015	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$97	$1	$—		$98
Prepaid expense	—	—	—		—
Total Current Assets	97	1	—		98
SECURITY DEPOSIT	—	8,000	—		8,000
TOTAL ASSETS	$97	$8,001	$—		$8,098
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,231	$6,029,910	$—		$6,035,141
Notes payable - Ohio State Innovation Foundation	—	2,446,213	—		2,446,213
Convertible note payable - related party	18,868	—	—		18,868
Due to officer	8,438	—	—		8,438
Loans made by Founder	—	430,379	—		430,379
Convertible notes payable, net of discount	23,423	—	—		23,423
Derivative anti-dilution liability	—	752,700	—		752,700
Total Current Liabilities	55,960	9,659,202	—		9,715,162
STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value;
10,000,000 shares authorized,
0 shares issued and outstanding	—	—	—		—
Common stock, $0.001 par value;
90,000,000 shares authorized,
20,000,000 shares issued and outstanding	9,100	4	19,000	(a)	20,000
					(8,100	)(b)
					(4	)(c)
Stock Payable	32,100	—	(32,100	)(d)	—
Additional paid-in capital	269,737	2,638,164	(19,000	)(a)	2,562,305
					8,100	(b)
					4	(c)
					32,100	(d)
					(366,800	)(e)
Accumulated Deficit	(366,800)	(12,289,369)	366,800	(e)	(12,289,369)
Total Stockholders' Deficit	(55,863)	(9,651,201)	—		(9,707,064)
TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$97	$8,001	$—		$8,098

The accompanying notes are an integral part of these financial statements.

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American Boarding Company

Unaudited Pro Forma Statements of Operations

September 30, 2015

	American Boarding Company For the Nine Months Ended	Microlin Bio, Inc. For the Year Ended	Pro Forma	Consolidated
	September 30, 2015	September 30, 2015	Adjustments	Pro Forma

REVENUES	$1,800	$—	$—	$1,800

OPERATING EXPENSES

Research and development- principally costs to obtain patent portfolio	—	894,529	—	894,529
Licenses and fees	2,122	—	—	2,122
Professional fees	12,980	—	—	12,980
General and administrative	885	985,485	—	986,370

Total Operating Expenses	15,987	1,880,014	—	1,896,001

Net Loss from Operation	(14,187)	(1,880,014)	—	(1,894,201)

OTHER EXPENSE
Interest expense	10,313	85,617		95,930

Total Other Expenses	10,313	85,617	—	95,930

Net Loss Before Provision of Income Taxes	(24,500)	(1,965,631)	—	(1,990,131)

Income taxes	—	—

NET LOSS	$(24,500)	$(1,965,631)	$—	$(1,990,131)

BASIC AND DILUTED
NET LOSS PER SHARE	$(0.00)	$(0.49)		$(0.10)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	9,100,000	4,030,258		20,000,000

The accompanying notes are an integral part of these financial statements.

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American Boarding Company

Notes to Pro Forma Financial Statements

(Unaudited)

Note 1 - INTRODUCTION

Merger

On  December __, 2015, American Boarding Company (“Boarding”) entered into a Share Exchange and Conversion Agreement (the “Exchange Agreement”) by and among Boarding and a holder of a majority of Boarding’s issued and outstanding capital stock (the “Majority Shareholder”), on the one hand, and Microlin Bio, Inc., a Delaware corporation (“Microlin”) and the shareholders of Microlin (“Microlin Stockholders”).

Pursuant to the share exchange, Boarding shall issue 19,000,000 restricted shares of its common stock, $0.001 par value per share, to the Microlin Stockholders in the aggregate, in exchange for 4,030,258 shares of Microlin common stock held by them, representing 100% of the then issued and outstanding share capital of Microlin (the “Share Exchange”).

The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse merger and recapitalization. Microlin was the acquirer for financial reporting purposes and Boarding was the acquired company.

Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange were those of Microlin and was recorded at its historical cost basis; and the consolidated financial statements after completion of the Share Exchange included the assets and liabilities of Microlin and Boarding, the historical operations of Microlin .

Note 2 - PRO FORMA PRESENTATION

General

The following unaudited pro forma combined balance sheets and income statements are based on historical financial statements of Boarding as if the transaction had occurred during the period ended September 30, 2015, the date of accounting acquirer’s most recent period end.

The unaudited pro forma combined financial statements are provided for information purposes only. The pro forma financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

For pro forma purposes:

•	The unaudited Pro Forma Combined Balance Sheets as of September 30, 2015 of the companies give effect to the transaction as if it had occurred on September 30, 2015 ; and

•	The unaudited Pro Forma Combined Statements of Operations for the period ended September 30, 2015 combines the income statements of the companies for the indicated periods, giving effect to the transaction as if it had occurred on October 1, 2014.

Pro forma adjustments:

The unaudited pro forma balance sheet and statements of operations reflect the following adjustments associated with the Share Exchange between Boarding and Microlin:

(a)	In connection with the Share Exchange Agreement, 4,030,258 shares of Microlin common stock were exchanged for 19,000,000 newly issued shares of Boarding common stock, and 8,100,000 shares of Boarding common stock were cancelled;
(b)	8,100,000 shares of Boarding common stock were cancelled;
(c)	Pro forma elimination of Microlin’s existing common stock;
(d)	Stock payable of $32,100 were written off;
(e)	Pro forma elimination of Boarding’s remaining holding deficit against Microlin’s accumulated paid in capital.

These unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the separate audited financial statements of Boarding and Microlin as of and for the period ended September 30, 2015.

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